UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
PULTE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan (Address of principal executive offices)	48304 (Zip Code)
Registrant’s telephone number, including area code     (248) 647-2750
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On May 30, 2007, Pulte Homes, Inc. (the “Company”) filed a Current Report on Form 8-K related to its restructuring plan announced on May 29, 2007. At that time, the Company reported an expected pre-tax charge in 2007 in the range of $40 million to $50 million in connection with the restructuring plan but was not able in good faith to make a determination of an estimate or a range of estimates of amounts to be incurred for each major type of cost nor the future cash expenditures associated therewith as required by paragraphs (b) and (d) of Item 2.05 of Form 8-K. At this time, the Company provides the following ranges of estimates for the major types of cost:

Employee severance costs	$25 million to $30 million
Asset impairments	$8 million to $10 million
Lease terminations and other exit costs	$7 million to $10 million
Of these amounts, approximately $32 million to $40 million is expected to consist of cash expenditures.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.
Date: June 18, 2007	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Vice President, General Counsel and Secretary